Exhibit 99.1

Contact:

Chris Cline, CFA

Vice President, Investor Relations & Corporate Communications

760-260-8600

IR@retrophin.com

Retrophin Names Eric Dube, Ph.D. President and Chief Executive Officer

Dr. Dube brings proven track record of global leadership built upon significant commercial and operational success

Dr. Dube succeeds Stephen Aselage, who will continue serving on Board

SAN DIEGO (January 3, 2019) – Retrophin, Inc. (NASDAQ: RTRX) today announced the appointment of Eric Dube, Ph.D. as president and chief executive officer, effective January 4, 2019. Dr. Dube joins Retrophin from ViiV Healthcare, where he served as president of North America, and brings a successful track record of global leadership with significant expertise in delivering innovative therapies to address unmet patient needs. He will also serve as a member of Retrophin’s Board of Directors.

Dr. Dube is a seasoned and results-driven global biopharmaceutical leader with the ability to accelerate Retrophin’s strategy of delivering life-changing therapies to people living with rare disease. He has led businesses in the United States, Europe and Japan, successfully launching and growing a range of innovative products, including therapies for orphan diseases. Dr. Dube has also managed commercial, operations, market access, medical, and business development functions. Throughout his career, he has demonstrated a commitment to patients, integrating their perspective across biopharmaceutical operations. Dr. Dube succeeds Stephen Aselage who has served as chief executive officer since 2014 and previously announced his planned retirement. Mr. Aselage will continue to serve as a member of the Retrophin Board of Directors.

“Over the course of the last two decades, Eric has successfully led global businesses and established a proven track record of commercializing innovative pipeline programs for patients with significant unmet needs,” said Gary Lyons, chairman of the Retrophin Board of Directors. “As we enter our next phase of growth, we are confident that Eric is the right leader to build upon our strong foundation. We look forward to working with him to deliver our promising pipeline to patients and continue our momentum towards becoming a preeminent member of the rare disease community.” Mr. Lyons continued, “On behalf of the entire board of directors, I would also like to thank Steve for his leadership and commitment over the last several years, which has resulted in the successful transformation of our organization.”

Dr. Dube most recently led the North America business at ViiV Healthcare, a subsidiary of GlaxoSmithKline plc and the only biopharmaceutical company solely dedicated to HIV. Prior to ViiV, he worked at GlaxoSmithKline plc for more than 18 years, in roles including leading the U.S. Oncology and Global Respiratory businesses. Dr. Dube’s leadership responsibilities at GlaxoSmithKline plc spanned critical areas including sales, marketing, market access, medical affairs, compliance, alliance management, and supply chain. He holds a Ph.D. and MA in Psychology from Cornell University and received his B.S. in Biopsychology from Santa Clara University.

“I am honored to succeed Steve as Retrophin’s next CEO and to lead an organization that plays such a critical role in patients’ lives,” said Dr. Dube. “I admire how Steve and the team at Retrophin have advanced the organization and developed a strong late-stage pipeline that has the potential to meet several unmet patient needs. I look forward to working with the Retrophin leadership and all of the dedicated team members to build upon the Company’s strong foundation and deliver life-changing therapies to people living with rare disease.”

Inducement Awards

In connection with the hiring of Dr. Dube, on January 2, 2019, the Compensation Committee of Retrophin’s Board of Directors approved the grant of the following inducement awards to Dr. Dube, with an effective grant date of January 4, 2019, Dr. Dube’s first date of employment: (i) a stock option to purchase 400,000 shares of Retrophin common stock, (ii) a performance-based restricted stock unit award covering 50,000 shares of Retrophin common stock, and (iii) a time-based restricted stock unit award covering 50,000 shares of Retrophin common stock. The stock option will have an exercise price per share equal to the closing price of Retrophin’s common stock on the grant date. The stock option is a non-qualified stock option, has a 10-year term and will vest over four years, with one-fourth vesting on the one-year anniversary of the grant date and remaining three-fourths vesting over the following three years in equal monthly installments. The performance-based restricted stock unit award will vest upon Retrophin’s achievement of specified regulatory and clinical development milestones; provided, however, that no portion of the performance-based restricted stock unit award will vest prior to the one-year anniversary of the grant date. The time-based restricted stock unit award will vest over four years, with one-fourth vesting on each anniversary of the grant date.

Each of the stock awards described above is subject to the terms of Retrophin’s 2018 Equity Incentive Plan, but was granted outside of the 2018 Equity Incentive Plan, and was granted as an inducement material to Dr. Dube entering into employment with Retrophin in accordance with Nasdaq Listing Rule 5635(c)(4).

About Retrophin

Retrophin is a biopharmaceutical company specializing in identifying, developing and delivering life-changing therapies to people living with rare disease. The Company’s approach centers on its pipeline featuring late-stage assets targeting rare diseases with significant unmet medical needs, including fosmetpantotenate for pantothenate kinase-associated neurodegeneration (PKAN), a life-threatening neurological disorder that typically begins in early childhood, and sparsentan for focal segmental glomerulosclerosis (FSGS) and IgA nephropathy (IgAN), disorders characterized by progressive scarring of the kidney often leading to end-stage renal disease. Research in additional rare diseases is also underway, including a joint development arrangement evaluating the potential of CNSA-001 in phenylketonuria (PKU), a rare genetic metabolic condition that can lead to neurological and behavioral impairment. Retrophin’s R&D efforts are supported by revenues from the Company’s commercial products Chenodal®, Cholbam® and Thiola®.

Retrophin.com

Forward Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, success of its commercial products as well as risks and uncertainties associated with the Company’s preclinical and clinical stage pipeline. Specifically, the Company faces risks associated with market acceptance of its marketed products including efficacy, safety, price, reimbursement and benefit over competing therapies. The risks and uncertainties the Company faces with respect to its preclinical and clinical stage pipeline include risk that the Company’s clinical candidates will not be found to be safe or effective, and for each of its development programs, risk associated with enrollment of clinical trials for rare diseases and risk that ongoing or planned clinical trials may not succeed or may be delayed for safety, regulatory or other reasons and risk that the product candidates will not be approved for efficacy, safety, regulatory or other reasons. The Company faces risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates; risk relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; and risks and uncertainties relating to competitive products and technological changes that may limit demand for the Company’s products. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.